EPIC STORES CORP.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

ASSETS	March 31, 2015	December 31, 2014
Current assets
Cash	$111,466	$157,692
Accounts receivable	103,169	34,562
Inventory	177,316	217,109
Prepaid expense	6,941	9,362
Total current assets	398,892	418,725

Deposits	47,731	35,258
Fixed assets, net	1,163,351	1,129,151
Tenant improvements, net	752,865	523,915

Total assets	$2,362,839	$2,107,049

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$1,113,450	$910,251
Deferred rents - current portion	115,526	123,620
Equipment loan - current portion	47,816	45,052
Loans from related parties - current portion	89,000	89,000
Total current liabilities	1,365,792	1,167,923

Deferred rents	1,052,025	820,349
Equipment loan	144,064	127,908
Notes payable to related party	200,000	200,000
Notes payable	1,550,000	700,000
Declared dividends	133,348	96,660
Total liabilities	4,445,229	3,112,840

Stockholders' equity (deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized;
0 and 0 shares issued and outstanding as of March 31, 2015
and December 31, 2014, respectively	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized;
22,285,798 and 21,579,916 shares issued and outstanding
as of March 31, 2015 and December 31, 2014, respectively	22,286	21,580
Additional paid-in capital	5,995,598	5,596,304
Accumulated deficit	(8,016,095)	(6,557,152)
Total shareholders' equity (defecit) of the Company	(1,998,211)	(939,268)
Non-controlling interest	(84,179)	(66,523)
Total stockholders' equity (deficit) to the Company	(2,082,390)	(1,005,791)

Total liabilities and stockholders' equity (deficit)	$2,362,839	$2,107,049

The accompanying notes are an integral part of these consolidated financial statements.

EPIC STORES CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31, 2015	March 31, 2014

Retail revenues	$1,841,296	$1,192,274
Wholesale revenues	152,259	228,216
Total revenues	1,993,555	1,420,490

Cost of revenues	(449,928)	(628,022)

Gross profit	1,543,627	792,468

Operating expenses
Payroll and related expenses	1,215,402	742,222
General and administrative expenses	659,391	499,297
Rent expense	652,100	338,045
Professional fees	141,556	207,447
Depreciation expense	74,112	54,188
Total operating expenses	2,742,561	1,841,199

Loss from operations	(1,198,934)	(1,048,731)

Other income (expense)
Interest expense	(67,022)	(23,269)
Other income	1,400	7,903
Total other expense	(65,622)	(15,366)

Net loss	$(1,264,556)	$(1,064,097)

Less: Net gain (loss) attributable to non-controlling interest	$(15,656)	$38,686

Net loss attributable to the Company	$(1,248,900)	$(1,102,783)

Basic loss per common share	$(0.06)	$(0.07)

Basic weighted average common
shares outstanding	21,940,700	15,973,848

The accompanying notes are an integral part of these consolidated financial statements.

EPIC STORES CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ending
	March 31, 2015	March 31, 2014
Cash Flows from Operating Activities
Net loss	$(1,264,556)	$(1,064,097)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	74,112	54,188
Changes in assets and liabilities
Increase in deferred rents	223,582	229,723
Increase in prepaid expense	2,421	-
Increase in deposits	(12,473)	(872)
(Increase) decrease in inventory	39,793	107,247
Increase in accounts payable and accrued liabilities	203,199	(37,604)
Increase (decrease) in accounts receivable	(68,607)	407
Net cash used in operating activities	(802,529)	(711,008)

Cash Flows from investing
Purchase of fixed assets	(103,653)	(371)
Investment in tenant improvements	(233,609)	(218)
Net cash used in investing activities	(337,262)	(589)

Cash Flows from Financing Activities
Proceeds from issuance of Common stock	400,000	601,112
Dividends paid to shareholders	(175,355)	54,572
Proceeds from notes payable	850,000	-
Proceeds from related party debts	-	52,000
Principal payments on capital leases	18,920	(7,254)
Net cash from financing activities	1,093,565	700,430

Net increase (decrease) in cash	(46,226)	(11,167)

Beginning cash balance	157,692	250,188

Ending cash balance	$111,466	$239,021

Supplemental disclosure of cash flow information
Cash paid for interest	$67,022	$23,269
Cash paid for tax	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

1.   ORGANIZATION AND DESCRIPTION OF BUSINESS
History and Organization
Epic Stores, L.L.C.  ("Epic 1") was incorporated on December 2, 2010 as an Arizona limited liability company.  Epic 1 opened its first store in Phoenix, Arizona in 2011. It then formed a company, Epic Stores 2 LLC ("Epic 2"), a Nevada limited liability company, on September 20, 2011 to open its second retail location in Las Vegas, Nevada. On February 16, 2012, a second company, Epic Stores III LLC ("Epic 3"), a Nevada limited liability company, was formed to open the third retail location in Las Vegas, Nevada. After opening the third store, Epic 1 determined that its growth plans would be more efficiently reached if all the stores were operated under the same limited liability company. As a result, Epic 1 opened three locations in 2013 and five additional locations in 2014. Effective January 1, 2015, the sole member of each of Epic 2 and Epic 3 assigned all of its membership interest in Epic 2 and Epic to Epic 1 pursuant to the terms of an assignment and assumption of membership interests agreement.
On February 11, 2015, Epic Stores LLC ("Epic LLC"), a Nevada limited liability company, was formed. On February 11, 2015, Epic 1 merged with and into Epic LLC, with Epic LLC as the surviving corporation, for the purposes of changing its jurisdiction of formation from Arizona to Nevada. On May 4, 2015, Epic Stores Corp. ("Epic Corp.") was incorporated under the laws of the State of Nevada. Pursuant to a contribution agreement dated May 12, 2015, Epic LLC contributed all of its assets, including all of the membership interests in Epic 2 and Epic 3, to Epic Corp.  In accordance with Accounting Standards Codification ("ASC") 505, the equity presentation has been retroactively applied to the presentation of these financial statements. (See Note 12 – SUBSEQUENT EVENTS for additional details.) As of the date of these financial statements, all members' units in Epic LLC have been surrendered in exchange for shares of common stock of Epic Corp.
Atlas Global LLC ("Atlas") was incorporated on October 6, 2011, as an Arizona limited liability company. Atlas is a supply and logistics company which specializes in sourcing second hand goods. Atlas is controlled by the majority shareholders of Epic Corp. and supplies the majority of its goods to Epic Corp. As a result of the common control and business concentrations as between Atlas and Epic Corp., it is deemed to be a variable interest entity of Epic Corp.
Epic Corp., Epic LLC, Epic 2, Epic 3, and Atlas, a variable interest entity, are collectively referred to herein as the "Company", unless the context otherwise requires.
Description of Business
The Company is a second hand goods retailer that operates second hand retail stores in the United States. The Company focuses on offering high quality, on-trend second hand clothing, accessories and household products at affordable prices. Additionally, the Company sells used goods through the wholesale market that do not meet or exceed its strict quality standards. The Company maintains executive offices in Phoenix, Arizona.
As of March 31, 2015, the Company had 11 operating stores,  in three states, Arizona, Nevada and Colorado. The Company has pursued an aggressive growth strategy and opened four additional locations during 2014.
As of the date of this filing, the Company has opened one additional location in Texas. In total, it currently has 12 operating locations and one location under construction.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

2.   BASIS OF PRESENTATION AND GOING CONCERN

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2014. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period have been omitted.
Principles of Consolidation – The consolidated financial statements include the accounts of the Company, its subsidiaries and Atlas. All significant intercompany balances and transactions have been eliminated.
Going Concern – The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $8,747,774 since its inception and requires additional capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuance of common stock is unknown. Additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations, are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.
3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.
Use of Estimates – The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.
Cash and Cash Equivalents – For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. There was $111,466 and $157,692 in cash and cash equivalents as of March 31, 2015 and December 31, 2014, respectively.
Fair Value of Financial Instruments – The carrying amounts reflected in the balance sheets for cash, accounts payable and accrued expenses approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.
As required by the Fair Value Measurements and Disclosures topic of the Financial Accounting Standards Board ("FASB") ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: Level 1 – observable inputs such as quoted prices in active markets; Level 2 – inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and Level 3 – unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The three levels of the fair value hierarchy are described below:
Level 1: Cash and unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and
Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).
Variable interest entity – A variable interest entity ("VIE") is an entity that either (a) has insufficient equity to permit the entity to finance its activities without additional subordinated financial support or (b) has equity investors who lack the characteristics of a controlling financial interest. A VIE is consolidated by its primary beneficiary. The primary beneficiary has both the power to direct the activities that most significantly impact the entity's economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE. As of March 31, 2015 and December 31, 2014, Epic Corp. determined that Atlas fit the description of a VIE, with Epic Corp. as the primary beneficiary, because the officers and directors of Epic Corp. are the majority shareholders of Atlas and have the ability to direct the activities of the entity. As a result, Atlas has been consolidated in the Company's financial statements. If Epic Corp. determines in the future that it does not have operating power over Atlas and the obligation to absorb Atlas's losses or receive benefits, such that Epic Corp. is no longer the primary beneficiary of Atlas, the Epic Corp. will not consolidate Atlas for the applicable financial period.
Earnings (Loss) per Share – The Company reports earnings (loss) per share in accordance with FASB Standards ASC 260-10 "Earnings Per Share", which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.
Recently Issued Accounting Pronouncements – On June 10, 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity ("DSE") in its entirety from current accounting guidance. The Company has elected early adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.
The Company has evaluated the all other recent accounting pronouncements through June 1, 2015, and believes that none of them will have a material effect on the Company's financial position, results of operations or cash flows.
4.  VARIABLE INTEREST ENTITY
As of March 31, 2015 and December 31, 2014, the Company determined that Atlas Global, LLC fit the description of a variable interest entity, with the Company as the primary beneficiary, because the officers and directors of Epic Corp. are the majority shareholders of Atlas and have the ability to direct the activities of the entity.  Atlas is also contracted to provide all inventory collected that meets quality standards to Epic at fixed rates.  As a result of the control Epic has over Atlas, the accounts of Atlas have been consolidated with the accounts of the Company in accordance with ASC 810-10.
The carrying amount and classification of the assets and liabilities of Atlas that are included in the Company's consolidated balance sheets are as follows:

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

 4.  VARIABLE INTEREST ENTITY (continued)

	March 31, 2015	December 31, 2013
Total current assets	$143,780	$94,474
Total assets	577,307	562,322
Total current liabilities	172,486	140,365
Total liabilities	661,486	629,365

The amounts shown in the above table as of March 31, 2015 and December 31, 2014 include intercompany payables and receivables that have been eliminated in consolidating Atlas with the Company. As of March 31, 2015 and December 31, 2014, $106,166 and $62,820 were payables due to Atlas for inventory received. As of March 31, 2015 and December 31, 2014, $0 and $7,288 were payable to Epic for expenses paid on behalf of Atlas.  As of March 31, 2015 and December 31, 2014, $8,347 and $0 were payable to Atlas for expenses paid on behalf of Epic.

The amounts and classification of income and expenses of Atlas that are in the Company's consolidated statements of operations are as follows:

	Three Months Ending
	March 31, 2015	March 31, 2014
Revenues	$180,325	$518,379
Cost of goods	(99,057)	(274,458)
Gross margin	81,268	243,921
Expenses	96,924	205,235
Net income (loss)	(15,656)	36,686

The amounts shown in the above table for the three months ended March 31, 2015 and 2014, include sales and purchases that have been eliminated in consolidating Atlas with the Company. During the three months ended March 31, 2015 and 2014, the Company purchased inventory from Atlas of $167,059 and $329,146, respectively.
5.    INVENTORY
The components of inventories are as follows:
	March 31, 2015	December 31, 2014
Merchandise goods	$177,316	$217,109
Less reserve for inventory shrinkage and obsolescence	-	-
Total, net of reserves	$177,316	$217,109
The Company evaluated the need to increase its market reserves for excess and slow-moving inventories and determined that no reserve was needed for the periods ended March 31, 2015 and December 31, 2014. As part of the Company's valuation analysis of inventory, the Company also analyzed its inventory to determine if reserves were needed for inventory shrinkage. At March 31, 2015 and December 31, 2014, respectively, the Company determined no such reserves were needed.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

6.    FIXED ASSETS
Fixed assets consist of the following:
	March 31, 2015	December 31, 2014
Furniture and fixtures	$872,758	$788,735
Donation bins	631,047	631,047
Capitalized equipment leases	199,391	179,762
	1,703,196	1,599,524
Less accumulated depreciation and amortization	(539,845)	(470,393)
Property and equipment, net	$1,163,351	$1,129,151
Fixed assets are recorded on the basis of cost and depreciated using a straight-line method over the estimated useful lives of fixed assets. Leasehold improvements are amortized over the estimated useful life of the assets. Expenditures which significantly improve or extend the life of an asset are capitalized and depreciated over the asset's remaining useful life. The Company expenses maintenance and repair costs as incurred.
Depreciation expense for the three months ended March 31, 2015 and 2014 was $69,463 and $54,079, respectively.
6.            TENANT IMPROVEMENTS
Tenant improvements consist of the following
	March 31, 2015	December 31, 2014
Tenant Improvements	$771,938	$538,329
Less accumulated depreciation and amortization	(14,414)	(14,414)
Property and equipment, net	$752,865	$523,915

Leasehold improvements are amortized over the shorter of the useful life of the assets or the estimated lease term (including probable lease renewals). Expenditures which significantly improve or extend the life of an asset are capitalized and depreciated over the asset's remaining useful life. The Company expenses maintenance and repair costs as incurred.
Depreciation expense for the three months ended March 31, 2015 and 2014 was $4,659 and $109, respectively.
7.      RELATED PARTY TRANSACTIONS
On September 1, 2013, the Company issued an unsecured promissory note in the principal amount of $200,000 to a family member of an officer of the Company. The note bore a 16% annual interest rate and was to mature five years from the date of issuance. The Company was required to make interest only payments until maturity at which time the note was to be paid in full.
Subsequent to the quarter ended March 31, 2015, the Company and the note holder agreed to settle the balance of the note by way of the issuance of units of Atlas. (See Note 12 – SUBSEQUENT EVENTS for additional details)

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

7.      RELATED PARTY TRANSACTIONS (continued)
From time to time, members of the Company have advanced funds to support its operations. As of March 31, 2015 and December 31 2014, the outstanding balance of advanced funds was $89,000 and $89,000, respectively.  The advances were to be due on demand and did not bear interest.
Subsequent to the quarter ended March 31, 2015, the members agreed to settle the outstanding balance of the debt by way of the issuance of units of Atlas. (See Note 12 – SUBSEQENT EVENTS for additional details)
During the three months ended March 31, 2015, Dynamic Solutions Nevada LLC ("Dynamic"), an entity 90% owned by Brian Davidson, an officer and shareholder of the Company, acted as the general contractor for tenant improvements performed at several of the Company's stores.  The total billings related to these tenant improvements during the three months ended March 31, 2015 was $43,535.  As of March 31, 2015, $9,000 remained due to Dynamic.
On January 1, 2015, the Company renegotiated existing consulting agreements with Wayne Riggs, Brian Davidson and Bobby Riggs, all of whom are officers of the Company.  Under these agreements, each officer is to receive compensation of $160,000 annually, a reimbursement for health insurance costs, and is entitled to participate in the Company's stock option plan, when and if established.
During the three months ended March 31, 2015, management consulting fees were paid to the officers in accordance with the terms of the management agreements.
During the three months ended March 31, 2015, the Company's Manager, Wayne Riggs, received $30,000 for the provision of management and business development services to the Company.
During the three months ended March 31, 2015, the Company's Chief Executive Officer, Brian Davidson, received $30,00 for the provision of management and business development services to the Company.
During the three months ended March 31, 2015, the Company's Chief Operating Officer, Bobby J. Riggs, received $30,000 for the provision of management and business development services to the Company.
On March 3, 2015, the Company appointed Zachary Bradford to serve as the Chief Financial Officer ("CFO") of the Company. In his role, Mr. Bradford will have the responsibilities and authorities normally assigned to the office of CFO and as granted by the Company's board of directors. In connection with this appointment, the Company entered into a consulting agreement with Mr. Bradford, pursuant to which the Company agreed to pay Mr. Bradford a consulting fee of $5,500 per month, plus expenses incurred. The Company also entered into certain agreements with Bluechip Advisors LLC ("Bluechip"), a company in which Mr. Bradford holds a 50 percent interest, having a term from March 1, 2015 through February 28, 2016, pursuant to which Bluechip agreed to provide controller and accounting services for base fee compensation of $8,000 per month, plus expenses, for the Company's current eight stores, plus an additional fee of $200 per month for each other store opened. The Company also entered into a further agreement with Bluechip pursuant to which Bluechip agreed to provide services to the Company in connection with the preparation of financial statements and other public filings in connection with the closing of the acquisition of the Company by BE AT, as further described in Note 12, for estimated fees of between $45,000 and $55,000, with $20,000 paid upon execution of the agreement, $10,000 paid on April 10, 2015 and the balance paid on presentation of final invoice by Bluechip.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
8.      NOTES PAYABLE
Epic Corp.
On August 15, 2014, the Company issued two unsecured promissory notes to two investors, each in the principal amount of $250,000. The notes bear a 16% annual interest rate, maturing at the earlier of the sale of the Company or December 31, 2018. The notes also carry provisions that allow the holder to call the balance prior to maturity subject to early withdrawal penalties as follows: 12% if called in 2015, 8% if called in 2016 and 4% if called in 2017.
Subsequent to the quarter ended March 31, 2015, the Company and the note holders agreed to settle 50% of their respective balances by way of the issuance of shares of Epic Corp.'s $0.001 par value common stock. (See Note 12 – SUBSEQUENT EVENTS for additional details)
On January 15, 2015, the Company issued an unsecured promissory note to an investor in the principal amount of $100,000. The note bears a no interest and is due upon demand.
On March 2, 2015, the Company entered into a letter of intent with Be At TV, Inc. ("BE AT"), pursuant to which BE AT agreed to acquire all of the outstanding securities of the Company. In connection with the entry into the letter of intent, on March 18, 2015, the Company entered into a loan agreement with a third party lender, pursuant to which the lender agreed to make a loan in the principal amount of $750,000 to the Company. The loan bears interest at the rate of 12% per annum, and has a maturity date of September 18, 2015. As security for the secured convertible note, the Company provided the lender with security over all of the Company's assets pursuant to the terms of a general security agreement made by the Company in favor of the lender.
Atlas
On April 4, 2012, the Company issued an unsecured promissory note to an investor in the principal amount of $100,000. The note bears a 16% annual interest rate and matures five years from the date of issuance. The Company is required to make interest only payments until maturity, at which time the note is to be paid in full.
On August 7, 2012, the Company issued an unsecured promissory note to an investor in the principal amount of $100,000. The note bears a 16% annual interest rate and matures five years from the date of issuance. The Company is required to make interest only payments until maturity at which time the note is to be paid in full.
9.    STOCKHOLDERS' EQUITY (DEFICIT)
Description of Share Capital of Epic Corp.
Common Stock
The Company is authorized to issue 100,000,000 shares of common stock having a par value of $0.001 per share. The Company had 22,285,798 and 21,579,916 issued and outstanding shares of common stock as of March 31, 2015 and December 31, 2014, respectively.
Preferred Stock
The Company is authorized to issue 10,000,000 shares of preferred stock having a par value of $0.001 per share. The Company had no issued and outstanding shares of preferred stock as of March 31, 2015 and December 31, 2014, respectively. The Company's board of directors has the ability to designate rights to its preferred stock. As of the date of these financial statements, the board has made no such designation.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

9.    STOCKHOLDERS' EQUITY (DEFICIT) (continued)
Investment in Epic Corp.
During the three months ended March 31, 2015, the Company received $400,000 from an investor to purchase 705,882 shares of the Company's common stock.
Dividends Paid and Declared
During the three months ended March 31, 2015, the Company declared $212,043 in dividends and paid $175,355 in dividends to shareholders.
Atlas Global, LLC
The interest of each member of Atlas is in the form of units. Atlas has a class of units designated as Class A Units, which represent capital interests.  Each Class A Unit is subject to a resale restriction requiring that the member hold the unit for a minimum of one calendar year from the date of original issue.
Atlas had 100 units issued and outstanding as of March 31, 2015 and December 31, 2014.
10.    COMMITMENTS AND CONTINGENCIES
The Company does not have any off-balance sheet transactions.
Contractual Obligations
The following illustrates the Company's contractual obligations as of March 31, 2015 and the respective future commitments related to same:

		Year 1	Year 2	Year 3	Year 4	Year 5
	Total	December 2015	December 2016	December 2017	December 2018	December 2019	Thereafter
Long-Term Debt Obligations	$900,000	$-	$-	$900,000	$-	$-	$-
Capital Leases	191,881	36,884	47,046	47,996	34,886	17,287	7,782
Operating Lease Obligations	17,736,992	1,520,663	2,149,592	2,169,494	2,144,841	1,845,019	7,908,382
Total	$18,828,873	1,557,547	2,196,638	3,117,490	2,179,727	1,862,306	7,916,164

Property Lease Obligations. The Company has entered into various operating lease agreements with terms ranging from 5 to 20 years that expire between March 2016 and June 2025. In almost all cases the rent agreements provide for annual rent escalations and abatements. In accordance with ASC 840, the Company has recorded all of the leases on a straight-line basis over the respective lease term. The difference between the rent recorded under ASC 840 and actual lease payments is reflected as deferred rent in the accompanying financial statements. The Company has recorded deferred rent of $943,969 and $294,990 as of December 31, 2014 and 2013, respectively, and rent expense of $1,742,732 and $657,590, respectively.
The remaining aggregate lease payments under the operating leases for the Company's facilities as of March 31, 2015 are as follows:

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

10.    COMMITMENTS AND CONTINGENCIES (continued)

2015	$1,520,663
2016	2,149,592
2017	2,169,494
2018	2,144,841
2019	1,845,019
Thereafter	7,908,382
$18,828,873
11.    INCENTIVES FROM LESSORS
The Company received $80,500 from landlords as construction contributions pursuant to agreed-upon terms of certain lease agreements during the three months ended March 31, 2015.
Landlord construction contributions usually take the form of up-front cash reimbursements for tenant improvements. Depending on the specifics of the leased space and the lease agreement, amounts paid for structural components are recorded during the construction period as leasehold improvements and the landlord construction contributions are recorded as an incentive from lessor. The incentive from lessor is amortized over the life of the lease and netted against rent expense.
Amortization of the incentives from lessors was $7,025 for the three months ended March 31, 2015.
12.    SUBSEQUENT EVENTS
On April 16, 2015, the Company issued a secured convertible promissory note to an investor in the principal amount of $200,000. The note bears a 23% annual interest rate and matures on June 30, 2015. The note was convertible into one Class B Unit of Epic LLC. As a result of the contribution of all of the assets of Epic LLC to Epic Corp., the note is now convertible into 352,941 shares of the Company's common stock, which represents the pro rata value provided to each Class B Unit holder at the time of the contribution. The note is secured by all assets of the Company.
The note carries a break-up provision which states that the parties shall use commercially reasonable efforts to negotiate future financing and convert the then outstanding principal and interest of the Note into securities of the Company.  In the event the parties are unable to agree on mutually agreeable terms on or prior to June 30, 2015, the Company shall pay to Lender, in addition to any other amounts due and owing under the Note, a break-up fee in an amount equal to $50,000.
During the month ending April 30, 2015, the Company received $400,000 from two investors to purchase 1,031,788 shares of the Company's common stock.
On September 1, 2013, the Company issued a promissory note to a related party in the principal amount of $200,000. The note bore a 16% annual interest rate and was to mature five years from the date of issuance.

On May 20, 2015, the Company and the note holder agreed to settle the principal amount outstanding under the note and the accrued interest thereon in exchange for the issuance of one unit of Atlas.
From time to time the stockholders of the Company have advanced funds to support its operations. As of December 31, 2014 and 2013, the outstanding balance of advanced funds was $89,000 and $37,000, respectively. The advances are due on demand and do not bear interest. On May 19, 2015, the Company and the debt holders agreed to settle the balance of the debt in exchange for one unit of Atlas.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

12.    SUBSEQUENT EVENTS (Continued)
On August 15, 2014, the Company issued two promissory notes to two investors, each in the principal amount of $250,000. The notes bore a 16% annual interest rate and were to mature at the earlier of the sale of the Company or December 31, 2018. On May 20, 2015, the Company and the note holders agreed to settle 50% of their respective balances outstanding under the note in consideration for the issuance of 317,229 shares of the Company's common stock to each of the note holders.
On May 4, 2015, Epic LLC entered into a contribution agreement with Epic Corp. pursuant to which Epic LLC contributed all of its assets to Epic Corp. in exchange for the issuance of an aggregate of 24,083,493 shares of the common stock of Epic Corp.
On May 21, 2015, Epic LLC and its members executed a conversion and liquidation agreement converting all units of Epic LLC into Class A Units, which in turn were converted into an aggregate of 24,083,493 shares of the common stock of Epic Corp. Upon execution of the conversion and liquidation agreement, the members of Epic LLC authorized its manager to take action as needed to dissolve Epic LLC.
As of May 21, 2015, the Company had declared and unpaid dividends totaling $74,687 due to Class C Unit holders. These unpaid dividends were settled through the issuance of an aggregate of 131,449 shares of common stock of Epic Corp. in connection with the contribution of the assets of Epic LLC to Epic Corp.
On June 3, 2015, the Company issued an aggregate of 3,000,000 shares of common stock to nine current stockholders of the Company for aggregate consideration of $3,000.
On June 24, 2015, the Company entered into, and closed, a share exchange agreement dated June 24, 2015, among BE AT, the Company and the stockholders of the Company (the "Exchange Agreement"), pursuant to which BE AT acquired all of the Company's 27,083,493 issued and outstanding shares of common stock from the Company's stockholders in consideration for the issuance of an aggregate of: (i) 47,903,927 shares of BE AT's common stock, on the basis of 1.76875 BE AT shares for each share of the Company's common stock, and (ii) 2,764,457 warrants, each of which is exercisable into one share of BE AT's common stock at a price of $0.424 per share until June 24, 2018. As a result of the closing of the Exchange Agreement, the Company became a wholly-owned subsidiary of BE AT.
In connection with the closing of the Exchange Agreement, the principal amount outstanding under the March 18, 2015 note, and accrued interest thereon, totaling $770,959, was converted into units of BE AT at a deemed conversion price of $0.3675 per unit. Each unit consisted of one share of common stock in the capital of BE AT and one warrant, each of which is exercisable into one share of common stock of BE AT at a price of $0.424 until June 24, 2018.
In connection with the closing of the Exchange Agreement, BE AT experienced a change of control as four new directors, all of whom are directors of the Company, were appointed to BE AT's board, all of BE AT's prior management resigned and were replaced by management nominated by the Company, and former stockholders of the Company were issued shares of BE AT's common stock that constituted approximately 58.1% of BE AT's issued and outstanding shares, on an undiluted basis, at the time of closing of the Exchange Agreement. As a result, BE AT determined to treat the acquisition of the Company as a reverse merger and recapitalization for accounting purposes, with the Company as the acquirer for accounting purposes.